DST SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2014 FINANCIAL RESULTS

KANSAS CITY, MO (April 24, 2014) – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $100.4 million ($2.37 per diluted share) for the first quarter 2014 compared to $93.2 million ($2.04 per diluted share) for the first quarter 2013. Taking into account certain non-GAAP adjustments, consolidated net income was $47.5 million ($1.12 per diluted share) for first quarter 2014 compared to $45.0 million ($0.99 per diluted share) for first quarter 2013.

“I am encouraged by the positive operating results we are delivering and the progress we are making on our strategic initiatives during the first quarter of 2014. We have continued to effectively utilize our liquidity to advance our business strategy, with a focus on investing in activities that drive recurring revenue and support the expansion of our existing relationships in our key vertical markets.  We expect to continue to make investments in our core operating businesses and maintain a disciplined approach of reviewing the assets in our business portfolio," said Steve Hooley, President and CEO of DST.

Consolidated Financial Highlights

Operating Results

First quarter 2014 diluted earnings per share increased $0.13 or 13.1% from first quarter 2013, taking into account non-GAAP adjustments, principally from the following:

•	Consolidated operating revenues (excluding out-of-pocket reimbursements) increased $16.0 million or 3.3% to $505.2 million, as compared to first quarter 2013.

•	Consolidated income from operations increased $1.6 million or 2.3% to $72.7 million, as compared to first quarter 2013.

•	Other non-operating income benefited from the absence of a foreign currency translation loss of $6.6 million ($0.09 per diluted share) that was recorded in 2013.

•	The tax rate for first quarter 2014 was 36.8%, as compared to 33.8% in first quarter 2013, primarily from a higher mix of domestic earnings.

•
Weighted average diluted shares outstanding for first quarter 2014 were 42.4 million, a decrease of 3.2 million shares or 7.0% from first quarter 2013, primarily as a result of share repurchases during 2013.

Monetization Activity

•
DST received $109.4 million of pretax cash proceeds from the monetization of investment assets during first quarter 2014, consisting of $50.2 million from sales of marketable securities (including $44.6 million from the sale of 600,000 shares of State Street Corporation) and $59.1 million of distributions/dividends from private equity funds and other private company investments.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services Segment (excluding out-of-pocket reimbursements) for first quarter 2014 increased $13.6 million or 5.6% to $256.4 million as compared to first quarter 2013. The increase in operating revenues was primarily driven from increased revenues at ALPS due to organic growth at existing clients and favorable market conditions. DST Brokerage Solutions had increased revenues from conversions of new clients and organic growth from existing clients. These revenue increases were partially offset by declines in mutual fund registered shareowner account processing due to lower registered accounts primarily as a result of subaccounting conversions.

Financial Services Segment income from operations increased $0.7 million or 1.7% during first quarter 2014 to $42.1 million primarily from increased operating revenues, partially offset by increased costs at ALPS and DST Brokerage Solutions to support higher revenues as well as higher costs associated with new business initiatives. Operating margin for first quarter 2014 was 16.4% as compared to 17.1% in 2013. Excluding deferred compensation costs (which are offset within other income), the operating margin was 16.7% for first quarter 2014 as compared to 18.8% for first quarter 2013.

Total mutual fund shareowner accounts increased by 1.2 million to 98.1 million accounts during first quarter 2014. Registered shareowner accounts processed at March 31, 2014 were 71.1 million, a decrease of 0.1 million accounts from December 31, 2013 and a decrease of 3.9 million accounts from March 31, 2013. For the three months ended March 31, 2014, 0.5 million registered accounts have converted to subaccounts. Consistent with our prior estimates, conversions of registered accounts to subaccounts are currently estimated to be four to five million accounts during 2014. The number of accounts estimated to convert from various DST platforms is based upon information obtained from clients. There are a number of factors that will affect the actual amount of conversions and the timing of those conversions.

Healthcare Services Segment

Healthcare Services Segment operating revenues (excluding out-of-pocket reimbursements) during first quarter 2014 increased $12.0 million or 15.0% to $92.0 million as compared to first quarter 2013, primarily as a result of a 7.5% increase in pharmacy claims paid associated with increased Medicare and Medicaid members and increased medical claims transaction volume from existing clients as well as from new full service clients that successfully converted to DST's medical claims processing platform since first quarter 2013. Additionally, revenues increased from software services and support associated with the implementation of the Affordable Care Act, and an increase in discount card services and other ancillary services.

Healthcare Services Segment income from operations increased $2.1 million during first quarter 2014 to $11.7 million. The increase in operating income is primarily due to higher revenues. Costs and expenses increased from new client conversion activities and increased staffing costs associated with supporting the new and existing client growth. Operating margin for first quarter 2014 was 12.7% as compared to 12.0% in 2013.

Customer Communications Segment

Customer Communications Segment operating revenues (excluding out-of-pocket reimbursements) were $167.5 million in first quarter 2014, a decrease of $7.7 million from first quarter 2013. North America operating revenues decreased $8.6 million, or 6.8%, to $118.2 million in first quarter 2014 primarily from previously announced client losses, a client moving certain print production in-house during 2014 and negative foreign currency impacts from the Canadian business. U.K. operating revenues increased $0.9 million, or 1.9% to $49.3 million in first quarter 2014, as a result of the impact of foreign currency exchange rates and higher volumes from new and existing clients.

Customer Communications Segment income from operations decreased $1.8 million during first quarter 2014 to $17.4 million. Operating income in North America decreased $1.3 million to $15.9 million and in the U.K. decreased $0.5 million to $1.5 million as compared to the same period in 2013. Lower revenues, partially offset by reduced operating costs contributed to lower North America operating income. The U.K. operating income decline is the result of increased operating costs from higher personnel costs to support the increased revenue, partially offset by lower depreciation. Customer Communications Segment operating margin for first quarter 2014 was 10.4% as compared to 11.0% in 2013. North America operating margin was 13.5% in first quarter 2014 as compared to 13.6% in first quarter 2013, while the U.K. operating margin was 3.0% in first quarter 2014 and 4.1% in first quarter 2013.

Investments and Other Segment

Investments and Other Segment operating revenues for first quarter 2014 decreased $0.1 million or 0.7% as compared to first quarter 2013. Investments and Other Segment income from operations increased $0.4 million during first quarter 2014 to $3.4 million primarily from lower depreciation expense attributable to real estate sold or held for sale.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended
	March 31,
	2014	2013
BFDS	$1.8	$1.8
IFDS	2.1	1.9
Other	1.5	1.9
	$5.4	$5.6

BFDS equity in earnings remained consistent from first quarter 2013. Lower shareowner processing revenues associated with reduced levels of accounts serviced were offset by higher revenues from other ancillary services.

The increase in IFDS equity in earnings from first quarter 2013 is primarily the result of higher revenues from increased accounts serviced and reimbursements received for client conversion costs associated with previously announced new wealth management clients. Increased revenues at IFDS were partially offset by conversion-related expenses and reduced earnings from an equity method investment (Cofunds Ltd.) that was sold by IFDS in second quarter 2013.  As previously mentioned, the expenses for the wealth management conversion activities will be recognized as incurred, however the revenue under these contracts will be recognized when various contractual milestones are met.

The decrease in other equity in earnings is primarily the result of lower earnings from real estate investments.

Use of Non-GAAP Financial Information

In addition to reporting operating income, pretax income, net income, and earnings per share on a GAAP basis, DST has also reported this information on a non-GAAP basis. The non-GAAP measures are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” that accompany this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature. Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.

Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis. The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management typically uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating DST’s results.

* * * * *
Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Operating revenues	$505.2	$495.2
Out-of-pocket reimbursements	178.6	187.2

Total revenues	683.8	682.4

Costs and expenses	583.7	574.6
Depreciation and amortization	32.0	33.2

Income from operations	68.1	74.6

Interest expense	(6.6)	(9.6)
Other income, net	93.6	73.2
Equity in earnings of unconsolidated affiliates	5.4	5.6

Income before income taxes	160.5	143.8
Income taxes	60.1	50.6

Net income	$100.4	$93.2

Weighted average common shares outstanding	42.0	44.3
Weighted average diluted shares outstanding	42.4	45.6

Basic earnings per share	$2.39	$2.10
Diluted earnings per share	$2.37	$2.04

Cash dividends per share of common stock	$0.30	$0.30

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Three Months Ended March 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$244.3	$92.0	$165.4	$3.5	$—	$505.2
Intersegment operating revenues	12.1	—	2.1	10.7	(24.9)	—
Out-of-pocket reimbursements	13.7	1.4	166.0	—	(2.5)	178.6
Total revenues	270.1	93.4	333.5	14.2	(27.4)	683.8
Costs and expenses	215.9	76.8	307.1	8.8	(24.9)	583.7
Depreciation and amortization	16.7	4.9	9.0	2.0	(0.6)	32.0
Income (loss) from operations	$37.5	$11.7	$17.4	$3.4	$(1.9)	$68.1

Capital expenditures	$15.6	$2.4	$7.7	$0.3	$—	$26.0

	Three Months Ended March 31, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$238.0	$80.0	$173.2	$4.0	$—	$495.2
Intersegment operating revenues	10.8	—	2.0	10.3	(23.1)	—
Out-of-pocket reimbursements	12.0	1.3	175.9	—	(2.0)	187.2
Total revenues	260.8	81.3	351.1	14.3	(25.1)	682.4
Costs and expenses	197.6	69.5	321.1	8.8	(22.4)	574.6
Depreciation and amortization	15.8	4.7	10.8	2.5	(0.6)	33.2
Income (loss) from operations	$47.4	$7.1	$19.2	$3.0	$(2.1)	$74.6

Capital expenditures	$13.4	$2.3	$6.4	$1.7	$—	$23.8

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$140.1	$62.5
Funds held on behalf of clients	303.4	316.3
Client funding receivable	42.0	50.2
Accounts receivable	372.7	343.4
Other assets	73.8	70.0
	932.0	842.4

Investments	778.0	881.3
Unconsolidated affiliates	291.9	288.1
Properties	413.5	445.2
Intangible assets	133.6	137.4
Goodwill	423.7	423.7
Other assets	103.3	72.4
Total assets	$3,076.0	$3,090.5

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$282.1	$283.6
Client funds obligations	345.4	366.5
Accounts payable	83.2	86.7
Accrued compensation and benefits	102.1	154.3
Deferred revenues and gains	77.3	71.6
Income taxes payable	36.0	—
Other liabilities	124.3	110.1
	1,050.4	1,072.8

Long-term debt	387.2	399.4
Income taxes payable	130.1	124.2
Deferred income taxes	227.3	255.4
Other liabilities	37.8	54.9
Total liabilities	1,832.8	1,906.7

Stockholders’ equity	1,243.2	1,183.8
Total liabilities and stockholders’ equity	$3,076.0	$3,090.5

Common shares outstanding	42.1	41.8

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO INCOME ADJUSTED FOR CERTAIN NON-GAAP ITEMS
Three Months Ended March 31,
(Unaudited - in millions, except per share amounts)

	2014
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$68.1	$160.5	$100.4	$2.37
Adjusted to remove:
Included in operating income:
Employee termination expenses - Financial Services	2.5	2.5	1.6	0.04
Advisory costs - Financial Services (1)	2.1	2.1	1.3	0.03

Included in non-operating income:
Net gain on securities and other investments (2)	—	(90.0)	(55.8)	(1.32)
Adjusted Non-GAAP income	$72.7	$75.1	$47.5	$1.12

	2013
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$74.6	$143.8	$93.2	$2.04
Adjusted to remove:
Included in operating income:
Contract termination payment - Financial Services	(6.0)	(6.0)	(3.7)	(0.08)
Loss accrual - Healthcare Services (3)	2.5	2.5	2.5	0.06

Included in non-operating income:
Net gain on securities and other investments (2)	—	(72.3)	(44.8)	(0.98)
Income tax items (4)	—	—	(2.2)	(0.05)
Adjusted Non-GAAP income	$71.1	$68.0	$45.0	$0.99

Note: See the Use of Non-GAAP Financial Information section for management's reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1) Advisory costs incurred in connection with a matter involving a significant shareholder (the Argyros Group) are recorded within Costs and expenses.

(2) Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments.

(3) Loss accruals are recorded within Costs and expenses. An incremental loss accrual was recorded in 2013 for a previously disclosed regulatory inquiry regarding the processing of certain pharmacy claims during the period 2006 to 2009 in the Healthcare Services Segment.

(4) Income tax items relate to benefits resulting from the resolution of refund claims for historical research and experimentation credits.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	March 31, 2014	December 31, 2013	March 31, 2013
U.S. mutual fund shareowner accounts processed:
Registered Accounts - non tax-advantaged	30.7	30.6	33.6
Registered Accounts - tax-advantaged	40.4	40.6	41.4
	71.1	71.2	75.0
Subaccounts	27.0	25.7	20.0
Total	98.1	96.9	95.0

International mutual fund shareowner accounts processed:
IFDS U.K.	10.8	10.2	9.5
IFDS L.P. (Canada)	12.5	11.6	11.5

Defined contribution participant accounts	7.1	6.9	7.1

ALPS (in billions of U.S. dollars):
Assets Under Management	$12.8	$11.8	$9.0
Assets Under Administration	151.8	147.7	115.5

Automatic Work Distributor workstations (in thousands)	210.9	209.7	207.9

DST Health Solutions covered lives	23.9	23.5	23.1

	Three Months Ended
	March 31,
	2014	2013

Argus pharmacy paid claims	117.4	109.2

Customer Communications Images Produced:
North America	2,254.6	2,598.0
United Kingdom	555.1	543.5
Total	2,809.7	3,141.5

Customer Communications Packages Mailed:
North America	488.6	600.6
United Kingdom	196.6	192.5
Total	685.2	793.1

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended
	March 31,
	2014	2013

Changes in Registered Accounts:
Beginning balance	71.2	75.7
New client conversions	—	0.3
Subaccounting conversions to DST platforms	—	(0.7)
Subaccounting conversions to non-DST platforms	(0.5)	(0.7)
Conversions to non-DST platforms	(0.1)	—
Organic growth	0.5	0.4
Ending balance	71.1	75.0

Changes in Subaccounts:
Beginning balance	25.7	12.4
New client conversions	—	5.7
Conversions from non-DST registered platforms	0.6	0.5
Conversions from DST's registered accounts	—	0.7
Organic growth	0.7	0.7
Ending balance	27.0	20.0

Defined contribution participant accounts:
Beginning balance	6.9	6.1
New client conversions	—	1.1
Organic growth (decline)	0.2	(0.1)
Ending balance	7.1	7.1

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503